                                  EXHIBIT 4.6

                           SECOND AMENDMENT AGREEMENT
     This SECOND AMENDMENT AGREEMENT (this "Amendment") is made as of the 7th day of February, 2003, by and among THE TIMKEN COMPANY, an Ohio corporation
("Borrower"), the financial institutions listed on Schedule 1 to the Credit
Agreement, as hereinafter defined (collectively, the "Banks" and, individually, each a "Bank"), and KEYBANK NATIONAL ASSOCIATION, as administrative agent
("Agent"):
     WHEREAS, Borrower, Agent and the Banks are parties to that certain Credit
Agreement, dated as of July 10, 1998, that provides, among other things, for loans aggregating Three Hundred Million Dollars ($300,000,000), all upon certain terms and conditions (as amended and as the same may from time to time be further amended, restated or otherwise modified, the "Credit Agreement");
     WHEREAS, Borrower, Agent and the Banks desire to amend the Credit
Agreement to modify certain provisions thereof; and
     WHEREAS, each capitalized term used herein and defined in the Credit
Agreement, but not otherwise defined herein, shall have the meaning given such term in the Credit Agreement;
     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein and for other valuable considerations, Borrower, Agent and the
Banks agree as follows:
     1.   Amendment to Reduction of Commitment Provision.  Section 2.5(c) of
the Credit Agreement is hereby amended to delete the words "not fewer than five
(5) Business Days' notice" therefrom and to insert in place thereof the words
"not fewer than one (1) Business Day's notice".
     2.   Closing Item.  Concurrently with the execution of this Amendment,
Borrower shall pay all legal fees and expenses of Agent in connection with this
Amendment.
     3.   Representations and Warranties.  Borrower hereby represents and warrants to Agent and the Banks that (a) Borrower has the legal power and authority to execute and deliver this Amendment; (b) the officers executing this Amendment have been duly authorized to execute and deliver the same and bind Borrower with respect to the provisions hereof; (c) the execution and delivery hereof by Borrower and the performance and observance by Borrower of the provisions hereof do not violate or conflict with the organizational agreements of Borrower or any law applicable to Borrower or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against Borrower; (d) no
Default or Event of Default exists under the Credit Agreement, nor will any occur immediately after the execution and delivery of this Amendment or by the performance or observance of any provision hereof; (e) Borrower is not aware of any claim or offset against, or defense or counterclaim to, Borrower's obligations or liabilities under the Credit Agreement or any Related Writing;

and (f) this Amendment constitutes a valid and binding obligation of Borrower in every respect, enforceable in accordance with its terms.
     4.   Waiver.  Borrower hereby waives and releases Agent and each of the
Banks and their respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims of which Borrower is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.
     5.   References to Credit Agreement.  Each reference that is made in the
Credit Agreement or any Related Writing shall hereafter be construed as a reference to the Credit Agreement as amended hereby.  Except as herein otherwise specifically provided, all provisions of the Credit Agreement shall remain in full force and effect and be unaffected hereby.  This Amendment is a Related Writing.
     6.   Counterparts.  This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.
     7.   Governing Law.  The rights and obligations of all parties hereto shall be governed by the laws of the State of Ohio, without regard to principles of conflict of laws.
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     8.   JURY TRIAL WAIVER.  BORROWER, AGENT AND THE BANKS, TO THE EXTENT
PERMITTED BY LAW, EACH HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN
RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG
BORROWER, AGENT AND THE BANKS, ARISING OUT OF, IN CONNECTION WITH, RELATED TO,
OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH
THIS AMENDMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT
EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED
THERETO.
                                THE TIMKEN COMPANY
                                By: /s/ Sallie B. Bailey
                                ________________________
                                Name:  Sallie B. Bailey
                                Title:  Sr. Vice President-Finance & Controller
                                KEYBANK NATIONAL ASSOCIATION,
                                   as Agent and as a Bank
                                By:  /s/ Marianne T. Meil
                                _________________________
                                Name:  Marianne T. Meil
                                Title:  Vice President
                                THE BANK OF NEW YORK
                                By:  /s/ Kenneth R. McDonnell
                                _____________________________
                                Name:  Kenneth R. McDonnell
                                Title:  Vice President
                                BANK ONE, N.A.
                                By:  /s/ Wieslaw R. Sliwinski
                                _____________________________
                                Name:  Wieslaw R. Sliwinski
                                Title:  Associate Director
                                MELLON BANK, N.A.
                                By:  /s/ John R. Cooper
                                _______________________
                                Name:  John R. Cooper
                                Title:  Vice President

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                                HSBC BANK USA
                                By:  /s/ Christopher M. Samms
                                _____________________________
                                Name:  Christopher M. Samms
                                Title:  First Vice President
                                BANK OF AMERICA, N.A.
                                By:  /s/ Thomas R. Durham
                                _________________________
                                Name:  Thomas R. Durham
                                Title:  Managing Director
                                THE NORTHERN TRUST COMPANY
                                By:  /s/ Barbara B. Tuszynska
                                _____________________________
                                Name:  Barbara B. Tuszynska
                                Title:  Second Vice President
                                REVOLVING COMMITMENT VEHICLE
                                CORPORATION
                                By: J.P. Morgan Chase Bank, as
                                Attorney-in-Fact for Revolving
                                Commitment Vehicle Corporation
                                By:
                                Name:
                                Title:
                                SAN PAOLO IMI S.p.A.
                                By:
                                Name:
                                Title:
                                UNIZAN BANK, N.A., fka United
                                National Bank and Trust
                                By:  /s/ Richard F. Kress
                                _________________________
                                Name:  Richard F. Kress
                                Title:  Vice President

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